UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Eastman Chemical Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[FORM OF E-MAIL NOTE TO EMPLOYEE STOCKHOLDERS WHO HOLD SHARES THROUGH COMPANY PLANS]
Date:        Wednesday, April 29, 2009
To:           [name of employee stockholder]
Subject:   Vote Now – Instructions for Voting Shares at 2009 Annual Meeting
Dear Fellow Eastman Employee and Stockholder:
A few weeks ago, you were mailed a letter with directions to access online Eastman’s 2008 Annual Report and the Proxy Statement for our upcoming 2009 Annual Meeting of Stockholders and instructions for voting the Eastman stock which you own through the ESOP or Eastman Investment Plan by proxy at the Annual Meeting. You may use your Eastman Internet account to access these materials and vote your shares, or you may vote by proxy by telephone or by completing and mailing your proxy card. As a stockholder, it is always important that your shares be represented and voted. If you have not already done so, I encourage you to submit your proxy to vote your shares as soon as possible so that your shares will be voted at our Annual Meeting on May 7. Your voting instructions to the Plan Trustee (Fidelity) are confidential. The Trustee will not disclose how you voted or if you voted.
Please review the Proxy Statement and the Annual Report before voting your shares.
Click here to access Eastman’s 2008 Annual Report
Click here to access Eastman’s 2009 Proxy Statement
If you have not yet voted your ESOP and Eastman Investment Plan shares, you may do so now by computer or telephone, as follows:
By computer: Click Here to Submit Your Voting Instructions or open your browser and enter “http://www.cesvote.com.” You will be directed to the Internet voting site. Enter your personal control number. Your Control Number is: [employee stockholder’s personal control number]
By phone: Call the following toll-free number: 1-888-693-8683. Enter your personal control number. Your Control Number is: [employee stockholder’s personal control number]
The links for voting your shares above are only for the shares held in your Eastman Investment Plan and ESOP accounts. If you hold shares outside of these plans in other accounts (such as through a broker, directly in your name, or in a joint account), you should have received additional materials instructing you how you can vote those shares. Please complete and vote all proxies and voting instruction requests that you receive (which together will represent your total shareholdings).
Yours very truly,
Theresa K. Lee
Senior Vice President, Chief Legal Officer and Corporate Secretary